Exhibit 10.9

Aviation Cargo Volume Commitment Cooperation Agreement

Party A: Shanghai Shenlingda Supply Chain Management Co., Ltd. (hereinafter referred to as Party A)

Unified Social Credit Identifier: 91310000MA1FL44T05

Address: Room 803, Block A, Baolong Building, Qingpu District, Shanghai

Contact: Zhou Feng Phone: 13818162182

Party B: Chengtian Technology Intelligent Co., Ltd. (hereinafter referred to as Party B)

Unified Social Credit Identifier: 91440300MA5HWKP506

Address: Room 1805, Qianhai Xiangbin Building, No.18 Zimao West Street Nanshan District, Shenzhen
Contact: Zhao Shiqiao Phone: 13520995717

In view of the fact that Party A has contracted the 40-ton space of HFE/CGO-NLU-HFE/CGO of American KALITTA Airlines (IATA: K4, ICAO: CKS, hereinafter referred to as CKS), after friendly negotiation between Party A and Party B, they have unanimously agreed to the following agreement.

Article 1: Main Principles

1.1 Party A provides Party B with 40 tons of space on a B747-400 freighter aircraft (hereinafter referred to as the “Aircraft”) for Party B’s use, as detailed in Annex A to this Agreement, which is hereby made a part of this Agreement by this reference. Party A shall ensure that the Aircraft shall be in full freighter configuration for the charter operations contemplated under this Agreement.

1.2 The term of this Agreement is set out in Annex A to this Agreement (Term).

1.3 Flights will be operated (“Flights”) in accordance with the schedule agreed between Party A and CKS (Annex A), which schedule may be amended in accordance with the terms and conditions set out in Article 7.

1.4 Party B shall not subcontract or otherwise compel CKS to operate the Aircraft on behalf of a third party without Party A’s prior written consent. Such consent shall be subject to and subject to regulatory approval.

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Article 2: Liability

2.1 A. Party A ensures that CKS is responsible for providing the following:

(1) Aircraft, including lease fees (if any) and depreciation;

(2) Crew members to execute the schedule, including salaries, pensions, social security and daily allowances, crew hotel accommodation, crew transportation between hotels and airports, and crew round-trip expenses;

(3) Aircraft maintenance, including line maintenance, maintenance towing, hangar costs and local maintenance assistance;

(4) Aircraft and spare parts “all risks” and war risks and third-party insurance;

(5) Flight planning and scheduling;

(6) When CKS operates using CKS’s call sign, obtain traffic rights, take-off and landing rights, overflight rights and airport parking;

(7) AAMS: CKS will transmit AAMS at least four (4) hours before arrival at the first U.S. port or entry.

(8) Aircraft fuel (including all fuel-related taxes) and refueling services;

(9) Navigation fees, including terminal and air traffic control fees, APHIS fees;

(10) Landing and/or departure fees and parking fees;

(11) Local crew ground transportation from the aircraft to the airport terminal/customs/immigration;

(12) Catering and crew meals in accordance with CKS’s catering policy;

(13) Receiving, collecting and distributing all necessary flight operation documents to CKS crew for dispatch of the aircraft;

(14) Load planning, weight and balance, aircraft loading and unloading supervision;

(15) Aircraft loading and unloading (including cargo loading and unloading and aircraft maintenance using ground power during aircraft grounding), cargo handling, air starter service, pushback, lavatory cleaning, water and garbage removal, cleaning of the cockpit and all cargo holds, and hazardous materials handling, all in accordance with CKS’s ground handling plan;

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(16) Providing equipment such as containers and nets that comply with the regulations and standards of the Federal Aviation Administration (“FAA”) and the Joint Aviation Authority/European Aviation Safety Agency (JAA/EASA) under this Agreement;

B. Party A shall coordinate with CKS Any and all costs or charges payable to third parties arising from or related to this Section 2.1 shall be paid directly by CKS to such third parties, and Party A shall assist Party B in applying to CKS for compensation of Party B for any and all such related costs or charges. Only in the event that Party B is required to pay such costs or charges to a third party, Party A shall coordinate with CKS to reimburse Party B for the above payment with the prior consent of CKS.

2.2 A. Party B shall be responsible for providing and paying all other operating expenses, including but not limited to the following:

(1) Payload estimates provided at the origin and destination of the route flight specified in the Appendix or any other origin of the flight 3 hours prior to scheduled departure.

(2) All warehousing, receiving, delivery, ground transportation and documentation for cargo transportation;

(3) Preparation and packaging of cargo, palletizing and depalletizing, and all similar cargo loading and unloading activities;

(4) All customs fees, fines, duties and taxes associated with the transportation and handling of cargo and mail, unless such fees, fines, duties and taxes are caused in whole or in part by the negligence or willful misconduct of CKS;

(5) Air freight pre-inspection. Party B will provide the air waybill and all necessary documents for U.S. Customs risk assessment prior to cargo loading. Once the cargo is approved, Party B and the ground agent will be notified and loading will commence. No loading can be carried out prior to this operation and approval.

(6) Party B will be responsible for the cost of de-icing services provided by CKS.

(8) Party B agrees that, prior to the commencement of the flight, Party B will provide Party A with a general cargo security statement or an approved equivalent statement. Party B shall comply with all regulations issued by the Transportation Security Administration for cargo transported to, from, and within the United States on CKS aircraft. In addition, Party B shall comply with any amendments or revisions issued by the TSA and any amendments to the CKS security plan or any costs increased thereby.

(7) All other operating expenses, except those borne by CKS as provided in this Agreement.

(8) Provide cranes, shoring, fragile materials and one (1) or more main deck loaders as necessary.

(10) Security costs agreed upon in Section 5.10

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B. Any and all costs or charges arising out of or in connection with this Section 2.2 and payable by Party B to a third party shall be paid directly by Party B to such third party, and Party B hereby indemnifies CKS for any and all such costs, fees or charges. If it is necessary or expedient for CKS to pay any such costs or charges to a third party, and with Party B’s consent, Party B will indemnify and agree to reimburse CKS for the above costs, fees or charges imposed on Party A.

2.3 Invoicing and payment shall be as set out in Annex A.

Article 3: Taxes and Fees

3.1 The invoice items for the charter service provided by Party A to Party B are: International freight forwarding service fees.

Article 4: Operation and Control

4.1 Party A and CKS agree that: During the term of this Agreement, the aircraft shall be registered by CKS under the laws of the United States of America. Notwithstanding any other provisions of this Agreement (including those in the Annex), the aircraft shall at all times be exclusively owned, commanded and operated by CKS, and the captain and dispatcher of CKS shall have full discretion over the flight preparation, loading (and its allocation) of the aircraft; whether the flight shall be made, the flight route, whether to land and all other matters related to or arising from the operation of the aircraft. Such decision of the captain or dispatcher shall be final and binding on both parties.

4.2 Party A and CKS clearly agree that at any time during the term of this Agreement, CKS shall provide a valid airworthiness certificate issued by the Federal Aviation Administration (“FAA”) on the aircraft.

4.3 Party A and CKS clearly agree that CKS shall maintain and operate the aircraft in accordance with its FAA-approved CKS operating manual and maintenance plan. CKS shall endeavor to comply with any other requirements imposed on the aircraft or crew by Party A or any government agency to which Party A must comply; provided that it does not conflict with FAA or DOT regulations, but any and all additional costs or expenses related thereto shall be borne by Party B.

4.4 Party A and CKS clarify that CKS shall maintain and operate the aircraft in accordance with its FAA-approved CKS operating manual and maintenance plan. CKS shall endeavor to comply with any other requirements imposed on the aircraft or crew by Party A or any government agency to which Party A must comply; provided that it does not conflict with FAA or DOT regulations, but any and all additional costs or expenses related thereto shall be borne by Party B.

4.5 Party A and CKS clarify that any and all crew members provided by CKS under this Agreement shall be properly certified in accordance with the rules and regulations of the FAA and the International Civil Aviation Organization (“ICAO”), and shall comply with the laws and requirements of all countries whose rules and regulations may apply to this Agreement and do not conflict with the FAA rules, and comply with the flights and/or schedules specified in Annex A.

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4.6 Party A and CKS clarify that at all times during the term of this Agreement, CKS shall be responsible for all necessary licenses and permits related to the mechanical operation of the aircraft.

4.7 Party A and CKS clarify that during the term of this Agreement, any crew, officer, agent, employee or service personnel provided by CKS under this Agreement shall not be deemed as a crew, officer, agent or employee of Party A or Party B, but Party A and CKS shall bear joint and several liability for the expenses, losses and liabilities incurred by the above-mentioned personnel in performing this Agreement.

4.8 Party A and CKS clarify that nothing in this Agreement shall be deemed to be an obligation for CKS to operate the aircraft in violation of the terms or conditions of any insurance policy related to the aircraft or its operation, in violation of the time provisions applicable to the crew stipulated in this Agreement, or in violation of any other laws, rules or regulations controlling CKS’ operations under this Agreement.

4.9 Party A and CKS agree that CKS may substitute any cargo aircraft listed in CKS’ Air Operations Specifications to operate the flights planned under this Agreement, and CKS may use such substitute aircraft to operate other flights within the authorized operating area listed in CKS’ Air Operations Specifications, provided that any such substitute aircraft used shall comply with all government and regulatory requirements set forth herein, and further provided that if the substitute aircraft will be in place within the Term, such aircraft shall be a B747-400 freighter and shall have the same (if not greater) capacity and quality as the aircraft described in Annex A to this Agreement.

Party B agrees that it will provide Party A with a general cargo security statement or an approved equivalent statement prior to the commencement of the flight. Party B shall comply with all regulations issued by the U.S. Transportation Security Administration regarding the carriage of cargo to, from, and within the United States on KALITTA aircraft, including, but not limited to, those detailed in Annex B, attached hereto and incorporated by reference. Party B shall comply with and implement the cargo security requirements detailed in Annex B as required by the U.S. TSA or subsequently amended, including corresponding amendments to Annex B. In addition, Party B shall comply with any amendments or revisions issued by the TSA, as well as any amendments or revisions to the KALITTA security plan or any costs increased thereby.

Article 5: Loading and Documentation

5.1 Party B shall properly prepare and pack the goods for transportation, together with all applicable documents, in accordance with the standards of the International Air Transport Association (IATA) and/or ICAO, including all relevant U.S. government changes as indicated in ICAO technical instructions, and the reasonable requirements of CKS (Party A shall promptly notify Party B of CKS’s requirements).

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5.2 Any items that may present customs issues shall be cleared through Kalita Air Customs Compliance Department, addressed to the designated PO Box.

5.3Party B shall be responsible for issuing, completing and delivering the air waybill in accordance with Party A’s and CKS’ standards, and any other documents required for the carriage of the cargo. If special cargo must be accompanied by an attendant, Party B shall comply with all applicable laws and CKS’ policies, including completing a seat request, which CKS will provide at least forty-eight (48) business hours in advance (seventy-two [72] hours for first-time flyers), and receiving a signed FAA Form 8430 prior to operation.

5.4 The cargo carried on flights under this Agreement shall be carried in accordance with the Federal Aviation Regulations (“FAR”), 14 CFR 121.583 and Part 1500 of the Transportation Security Regulations.

5.5 Cargo accepted by Party A at CKS’ request in Party B’s load and count (“CLC”) shall relieve CKS from any liability for loss or damage caused by the CLC.

5.6 Party B shall ensure that dangerous, noxious or offensive cargo (“HazMat”) is packaged in accordance with all applicable IATA and ICAO regulations, FAA regulations and regulations of any other governmental agency having jurisdiction over the aircraft or its operation and is accompanied by a duly signed “Shipper’s Declaration of Dangerous Goods”. “The transportation of goods of a military nature, for military use, or subject to government transportation restrictions requires the prior written approval of KALITTA at its sole discretion. If any applicable regulations relating to the transportation of dangerous goods change, Party B shall modify its packaging and/or handling requirements to ensure full compliance with the changed regulations.

5.7 Party B warrants that the goods transported by KALITTA under this Agreement shall not contain any prohibited goods, materials, products or other substances, the importation, possession, transportation or distribution of which would constitute a violation of the laws of the United States or any other governmental authority having jurisdiction over the aircraft or the operations under this Agreement. Party B agrees to indemnify and hold harmless Party A from and against all costs, expenses (including reasonable attorneys’ fees), losses, liabilities, damages, fines and judgments (including reasonable attorneys’ fees) incurred by Party A as a result of any breach of the terms of this Agreement.

Article 6: Operational Notices

6.1 Prior to each flight in the Schedule, Party A shall coordinate with CKS to place at Party B’s disposal an aircraft suitable for loading pallets, containers and/or bulk cargo at least three (3) hours before the scheduled departure time of each flight.

6.2 Party A shall notify Party B of any expected delay as soon as possible before the scheduled departure time of a flight.

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6.3 Party A shall ensure that CKS shall notify Party B of any expected delay as soon as possible before the scheduled departure time of a flight, but not less than four (4) hours before the scheduled departure time of a flight.

6.4 Party B shall provide sufficient notice to KALITTA of any special cargo such as livestock and dangerous goods, and/or other special cargo expected on that flight before the scheduled departure time of the flight and report to the designated department of KALITTA agreed in Annex A.

6.5 Party B requires twenty-four (24) hours’ notice to KALITTA to allow for the assessment, planning and completion of any strapping plan. At any time, additional support is required for unusual loads due to size, shape or any other support requirements. Acceptance of any special oversized or center-loaded cargo needs to be coordinated with Kalita’s Special Loading Department and sent by email to the specified mailbox. See Annex A Clause 1.2.

6.6 All communications sent to KALITTA in connection with flights performed or to be performed under this Agreement shall be sent to the department and address stated in Annex A.

Article 7 Aircraft Non-Availability

7.1 If, for whatever reason, it becomes apparent that the Aircraft is unable to perform the flights under this Agreement in a timely manner, Party A shall request CKS to arrange for a replacement aircraft after mutual consultation.

7.2 Any replacement aircraft provided by CKS for the performance of flights under this Agreement shall comply with all relevant FAA and other regulatory requirements set forth in Article 4 of this Agreement. CKS shall arrange to coordinate such replacement with the Flight Standards District Office.

7.3 If the unavailability of the Aircraft or the replacement aircraft will result in a delay of forty-eight hours or more from the scheduled departure time of the flight, Party B may cancel the flight within two (2) hours of Party A notifying Party B after consultation with CKS without incurring any liability or obligation under this Agreement. The terms and conditions set forth in this paragraph shall not apply to any flight departing from its origin and during the flight to and from it.

7.4 If all or part of Party B’s cargo cannot be shipped according to the originally scheduled flight due to flight cancellation or delay, Party A shall, with Party B’s confirmation, ensure that the cargo is loaded on the nearest direct flight or the nearest connecting flight (the one that arrives at the destination airport the fastest shall be given priority; if they arrive at the same time, the direct flight shall be given priority). Otherwise, Party B has the right to require Party A to pay Party B a penalty of 20% of the logistics fee payable for the original flight; if the penalty is not sufficient to compensate Party B’s losses, Party A shall continue to make up for it. After paying the aforementioned penalty, Party A shall continue to perform its carriage obligations.

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Article 8 Liability and Indemnity

8.1 Subject to Articles 9.3 to 9.6, Party A shall hold CKS liable to Party B, its officers, employees, agents and subcontractors, and indemnify and hold harmless Party B from and against any and all claims, expenses and legal fees arising out of:

(a) loss of or damage to the Aircraft during the term of this Agreement while the Aircraft is operated under this Agreement, howsoever caused, unless such loss or damage is caused in whole or in part by the negligence or wilful misconduct of Party B, its agents or subcontractors; and

(b) death or injury to persons, and loss or damage to property, caused in the performance of this Agreement or any part thereof, and cargo carried under this Agreement (when the cargo is owned and controlled by CKS), including the crew or other employees of CKS.

Unless such loss, damage, death or injury is caused in whole or in part by the negligence or wilful misconduct of Party B, its agents or subcontractors.

(c) Subject to the provisions of the Montreal and other international conventions, including but not limited to the following: “International Carriage” performed hereunder shall be subject to the rules governing liability set forth in (i) the Warsaw Convention (as applicable), which means the following instruments applicable to the carriage agreement: the Convention for the Unification of Certain Rules Relating to International Carriage by Air, signed at Warsaw on October 12, 1929; the Convention and the Montreal Convention No. 1, 2 or 4, as the case may be, as amended at The Hague on September 28, 1955; and (ii) the Montreal Convention, which means the Convention for the Unification of Certain Rules Relating to International Carriage by Air, done at Montreal on May 28, 1999. Any terms or provisions to the contrary contained herein are superseded by the applicable convention rules governing liability for loss of or damage to cargo and for death or injury to passengers, couriers and crew in “trans-national carriage”. If the carriage of cargo and mail involves an ultimate destination or stop in a country other than the country of departure, the Warsaw Convention or the Montreal Convention may apply and, in most cases, the limit KALITTA will be calculated at 22 Special Drawing Rights per kilogram converted into the currency of the country of departure under applicable law (or the current limit under the Warsaw Convention or the Montreal Convention).

8.2 Subject to clause 9.1, CKS, its employees, officers, agents and subcontractors shall not be liable for, and Party B shall indemnify, defend and hold harmless CKS, its employees, officers, agents and subcontractors from and against any and all claims, expenses and legal fees arising out of or relating to:

(a) cargo, property or mail carried or to be carried on a flight under this Agreement; unless such loss, non-delivery, damage or any other claim is caused in whole or in part by the negligence or wilful misconduct of CKS, its agents or subcontractors; and

(b) the death or injury of Party B’s agents and/or subcontractors (including Party B’s personnel or other employees) arising in connection with or in the performance of this Agreement, unless such loss, damage, death or injury is caused by the wilful misconduct or negligence of CKS, its agents or subcontractors.

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8.3 The Parties shall not make any claim against each other for loss of use of an aircraft or other consequential or special damages arising out of or in connection with loss or damage to the aircraft or cargo or any failure, delay or negligence in the performance of the Services under this Agreement.

8.4 You shall ensure that cargo of a dangerous, hazardous or offensive nature must be packaged for transportation on aircraft in accordance with the IATA and ICAO Dangerous Goods Regulations and 49 CFR 175 and must be accompanied by a duly signed “Shipper’s Declaration of Dangerous Goods”. The transportation of cargo of a military nature, intended for military use, or subject to government transportation restrictions must be approved in writing by CKS in advance. If the U.S. government regulations regarding the transportation of dangerous goods change, CKS shall promptly notify You of such changes, and You acknowledge that CKS is required to comply and You shall change its packaging and/or handling requirements accordingly. You shall indemnify and hold harmless CKS, its officers, employees, agents and subcontractors from and against any and all losses, costs, claims, demands, judgments, expenses or fines (including FAA civil actions, fines and penalties and all expenses associated with the defense or litigation, including attorneys’ fees) (collectively, “Costs”) that CKS may suffer or incur solely as a result of Your failure to comply with this Section 8.4.

8.5 You warrant that the cargo you deliver to CKS for transportation under this Agreement shall not contain any prohibited goods, materials, products or other substances, the importation, possession, transportation or distribution of which would constitute a violation of any law of the United States or any other governmental agency having jurisdiction over the aircraft or operations under this Agreement. You agree to indemnify and hold CKS harmless from all costs, expenses (including attorneys’ fees), losses, liabilities, damages, fines and judgments (including attorneys’ fees) of CKS arising solely from your violation of the terms and conditions set forth herein, including but not limited to your violation of any TSA regulations.

Article 9 Force Majeure

9.1 Any event beyond the reasonable control of either party, including, but not limited to, strikes, lockouts, seizures, lockouts, war, national emergency, terrorism, acts of God, medical epidemics, or actions of any government (including the call-up of aircraft by U.S. authorities under the Civil Reserve Air Fleet (“CRAF”) or related government programs, or Air Mobility Command or CRAF flights) shall, if it affects performance under this Agreement, be deemed Force Majeure under this Agreement.

9.2 Upon the occurrence of a Force Majeure Event, the affected party shall promptly notify the other party. Upon such notice, all obligations of the parties affected by such Force Majeure under this Agreement shall be suspended for the period of the Force Majeure Event and until such event no longer applies, except for the payment of all outstanding invoices.

Article 10 Government Actions

Party B acknowledges that the terms of this Agreement are based in part on existing government regulations, whether of the United States or foreign government agencies or entities. If a government change in such regulations has a material adverse financial impact on CKS, the parties agree that Party B, through Party A, shall negotiate with CKS on methods to mitigate the adverse financial impact of the above cost increases. If the parties cannot reach an agreement on the allocation of the above cost increases, such disputes shall be resolved in accordance with the dispute resolution provisions set forth in Article 14 of this Agreement. If negotiations fail, either party may terminate this Agreement immediately upon thirty (30) days written notice.

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Article 11 Liability of ULDs

Party B shall return the pallets and nets to KALITTA within seven (7) days of receipt at the destination of the flight in the same condition as received, except for reasonable wear and tear. If all pallets and nets are not returned to KALITTA in serviceable condition within the required time, Party B shall pay KALITTA within ten (10) days the following amount of nine hundred dollars ($900.00) for each standard (PMC type) air cargo pallet, ten thousand seven hundred dollars ($10700.00) for each twenty (20) foot pallet, seven thousand dollars ($7700.00) for each sixteen (16) foot pallet, ten dollars ($10.00) for each belt, one hundred dollars ($100.00) for each standard net, and three hundred dollars ($300.00) for each sixteen (16) or twenty (20) foot net not returned. Returns of pallets and nets must be made to the location specified by KALITTA in this Agreement. The pallet return location is not necessarily the flight’s destination.

Article 12 Authorization

The Parties agree that each Party shall promptly apply for and obtain all necessary government approvals, traffic rights, airport permissions and other permits (if required) in connection with the Flights in accordance with its respective responsibilities under this Agreement. Notwithstanding the foregoing, CKS shall retain the ultimate responsibility for verifying any and all such approvals, permissions and other permits (if required) prior to the operation of the Flights under this Agreement.

Article 13 Termination

Either party may terminate this Agreement at any time, with immediate effect, by giving written notice to the other party:

(a) if the other party is declared bankrupt, insolvent, or files a petition for bankruptcy, or if all or substantially all of the property of the other party is attached prejudgment or execution, or if bankruptcy or insolvency proceedings are commenced against the other party in any jurisdiction; or

(b) if the other party fails to perform any material covenant, term or condition contained in this Agreement and such breach is not cured within seven (7) business days after written notice of breach is given.

If this Agreement is so terminated, such termination shall be without prejudice to the rights and liabilities provided by this Agreement and by law.

Article 14 Dispute Resolution

If a dispute arises between the parties under this Agreement, the parties shall negotiate in good faith to resolve the disagreement. The parties’ obligation to negotiate in good faith shall commence immediately and shall continue for at least thirty (30) days (Negotiations). If negotiations fail to resolve the dispute between the parties within the first thirty (30) days, either party may initiate litigation pursuant to Article 15.

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Article 15 Applicable Law and Jurisdiction

This Agreement is governed by the laws of the People’s Republic of China (excluding the laws of Hong Kong, Macao and Taiwan). If a dispute arises from this contract and no agreement is reached through negotiation, the dispute shall be brought to the court where the plaintiff is located.

Article 16 Others

16.1 If any term or condition of this Agreement is held to be invalid or unenforceable, the remaining terms and conditions of this Agreement shall not be affected thereby and shall be deemed valid and enforceable to the maximum extent permitted by law

16.2 A waiver of any breach under this Agreement shall not be deemed a waiver of any other or subsequent breach under this Agreement.

16.3 Each party shall have the opportunity to review this Agreement, if necessary, with legal counsel of its own choice, and shall not apply unfavorable rules of interpretation or construction to Party A or Party B as the drafting party of this Agreement.

16.4 This Agreement shall supersede all prior oral and written agreements, agreements, arrangements and provisions between the parties with respect to the subject matter hereof and may only be modified with the prior written consent of the parties.

16.5 The headings used herein are for reference and convenience only and shall not be referred to in any way in interpreting the terms of this Agreement.

16.6 The parties agree to keep confidential the terms of this Agreement or the performance hereunder, except with the prior written consent and approval of the other party or as required by law. However, the parties agree that they may use or advertise without the consent of the other party that there is an air charter agreement between the parties and the aircraft type, route, cargo capacity, schedule, and that CKS is the operator of the aircraft.

16.7 Party B hereby acknowledges that CKS has and will have certain obligations and commitments with respect to its aircraft under its air transportation agreement with the U.S. Department of the Air Force, as such agreement now exists or may be extended, renewed or replaced in the future (the “CRAF Agreement”). Within eighteen (18) hours of Party A’s receipt of notice from CKS and simultaneous electronic notification to Party B, it shall be obligated to provide its aircraft under its CRAF Agreement, or CKS shall cease operations under this Agreement due to a U.S. air transportation emergency or a U.S. national emergency determined by the President or Secretary of Defense of the United States until such requirement or emergency ceases. During the CRAF, Party B’s obligations under this Agreement shall cease and be relieved from the time Party B is deprived of the beneficial use of CKS’ aircraft. Party B shall not be liable for any and all expenses incurred by Party B as a result of the CRAF’s negligence.

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16.8 Each signatory of this Agreement guarantees and declares that the signatory has full power and legal capacity to represent both parties to this Agreement and intends to be legally binding on this Agreement.

16.9 The annexes, negotiation documents, notices and other correspondence documents of this Agreement are all valid components of the Agreement and have the same legal effect as this Agreement.

16.10 If any clause of this Agreement is found to violate the law of the place of performance, such clause shall be invalid and the other clauses of this Agreement shall remain in full force and effect.

16.11 This Agreement shall be executed in duplicate.

This Agreement is signed on date () by the duly authorized representatives of both parties in duplicate.

[The following page is blank, the next page is the signature page]

Party A: Shanghai Shenlingda Supply Chain Management Co., Ltd. (seal)

Authorized representative: (signature)

Party B: Chengtian Technology Intelligent Co., Ltd. (seal)

Authorized representative: (signature)

Appendix A

In view of the fact that Party A has contracted the HFE/CGO-NLU-HFE/CGO 40-ton space of KALITTA Airlines (IATA: K4, ICAO: CKS, hereinafter referred to as CKS), Party A and Party B have formulated this Appendix A after friendly negotiation as part of the Agreement, which more comprehensively stipulates the terms and conditions agreed upon by the two parties, as follows:

Article 1 Aircraft, Term and Schedule

1.1 The cargo aircraft referred to in Article 1.1 of this Agreement shall be one (1) B747-400 cargo aircraft in the Kalitta fleet.

1.2 The cargo capacity of the aircraft shall be as follows:

[747-400]: The minimum cargo capacity per flight shall be:

Thirty (30) 125” x 96/88” x 118/96” (inch) cargo pallets on the main deck

Nine (9) 125” x 96/8” x 64” (inch) cargo pallets on the lower deck

A total payload of 100 tons (HFE/CGO-NLU) and 30 tons (NLU-HFE/CGO) per flight.

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1.3 This Agreement includes the following routes and flights

The schedule of this Agreement includes (3) flights per week, departing from HFE/CGO Hefei/Zhengzhou on the (2nd/4th/6th) day of each week, operating from March 1, 2024 to December 31, 2024 (inclusive), during which there will be 2 flights per week from November 1, 2024 to December 15, 2024. From November 1, 2024 to December 15, 2024, 2 additional flights can be applied for, and the specific flight times are to be determined. The price of the additional flights must be increased by 10% over the agreed air freight price.

1.4 The flight schedule is as follows (subject to the final approval of the authority):

[SCHEDULE (alltimes UTC)]

ORIGIN出发地	ETD出港时间	DESTINATION目的地	ETA到港时间
ETD NLU	D1/0000z	ETA LAX	D1/0400z
ETD LAX	D1/1800z	ETA ICN	D2/0730z
ETD ICN	D2/0900z	ETA HFE/CGO	D2/1200z
ETD HFE/CGO	D2/1500z	ETA ANC	D3/0015z
ETD ANC	D3/01452	ETA NLU	D3/0915z
ETD NLU	D3/1200z	ETA LAX	D3/1600z
ETD LAX	D3/1800z	ETA ICN	D4/0730z
ETD ICN	D4/0900z	ETA HFE/CGO	D4/1200z
ETD HFE/CGO	D4/1500z	ETA ANC	D5/0015z
ETD ANC	D5/0145Z	ETA NLU	D5/0915z
ETD NLU	D5/1200z	ETA LAX	D5/1600z
ETD LAX	D5/1800z	ETA ICN	D6/0730z
ETD ICN	D6/0900z	ETA HFE/CGO	D6/1200z
ETD HFE/CGO	D6/1500z	ETA ANC	D7/0015z
ETD ANC	D7/0145z	ETA NLU	D7/0915z

Article 2 Deposit, Basic Charter Price and Fuel Surcharge

2.1 As far as possible before February 8, 2024, Party B shall pay to Party A by wire transfer RMB16,000,000 (RMB 16,000,000) as a deposit for the performance of any and all obligations of Party B to Party A under this Agreement. Party A shall not be entitled to deduct the deposit paid by Party B for any reason.

Party A acknowledges and agrees that Party A shall not be entitled to deduct any outstanding cancellation fees, penalties, compensation and/or any other obligations owed by Party B to Party A from the deposit at any time by direct written notice to Party B. If Party B fails to provide the full deposit as required, Party A shall be entitled to terminate this Agreement unilaterally without any liability to Party B.

Upon expiration or early termination of this Agreement, Party A shall return the difference of the deposit (without interest) to Party B within 30 working days.

2.2 The total freight for a single flight of 40 tons on the route (NLU-LAX-ICN-HFE/CGO-ANC-NLU) is RMB 1,800,000.00 (RMB One Million Eight Hundred Thousand Yuan). This fee is based on a total payload of 40 tons (HFE/CGO-NLU) per flight, and the unit price is RMB 45.0/KG.

2.3 The fuel surcharge is floating, and the fuel index is linked to the flight price as follows;

The fuel base is US$3.0 per gallon. If the average fuel price is between US$2.85-3.05/gallon, the freight rate will not be adjusted. If the average fuel price is below US$2.85/gallon and above US$3.05/gallon, the freight rate will be reduced/increased by RMB 0.0857/KG for every US$0.01 change in the average fuel price. (Airlines issue fuel bills every two weeks, and the average fuel price is calculated based on the actual amount of fuel each flight refueled at each stop within two weeks and the fuel price at each stop.)

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Article 3 Payment Method, Bill Invoice

3.1 Party A will invoice Party B for the basic freight for the next week on Monday every week for the flight schedule for the next week.

3.2 Party B shall pay Party A the basic freight listed on the invoice no later than Tuesday after receiving the invoice.

3.3 Any and all amounts payable to Party A shall be paid to Party A in RMB, without any deduction, to the following account:

Account Name: Shanghai Shenlingda Supply Chain Management Co., Ltd.

Account Number: 20000034943931071017724

Opening Bank: Shanghai Putuo Branch of Bank of Beijing Co., Ltd.

3.4 Any notice required under this Agreement, if sent by registered mail or fax, shall be deemed to have been formally sent to the other party, but fax notification shall be deemed to have been completed only after the recipient confirms receipt.

Article 4 Supplementary Provisions

4.1 Each signatory to this Agreement guarantees and declares that the signatory has full power and legal capacity to represent both parties to this Agreement and intends to be legally binding on this Agreement.

4.2 If any provision of this Agreement is found to violate the law of the place of performance, such provision shall be invalid and the other provisions of this Agreement shall remain in full force and effect.

4.3 The annexes, negotiation documents, notices and other correspondence documents of this Agreement are all valid components of the Agreement and have the same legal effect as this Agreement.

4.4 This Agreement is made in two copies, one for each party, and each copy has the same legal effect.

[The following page is blank, the next page is for signature]

Party A: Shanghai Shenlingda Supply Chain Management Co., Ltd. (seal)

Authorized representative: (signature)

Party B: Chengtian Technology Intelligent Co., Ltd. (seal)

Authorized representative: (signature)

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Appendix B

ANNEX B to AIRCRAFT CHARTER AGREEMENT Authorized Representative Security Implementation Instructions
Kalitta Air,LLC.(Kalitta Air)an all-cargo aircraft operator complies with the Transportation Security Administration’s (TSA)Full All Cargo Aircraft Operator Standard Security Program(FACAOSSP).

As part of the contractual Agreement between our  companies, Kalitta Air delegates specific responsibilities to .Our security requirements include using Sensitive Security Infor-mation(SSI);therefore,all policies and procedures shall be restricted to persons needing to know.In addition,all such persons must take appropriate action to protect allentrusted Security Information and under no circumstances divulge  security measures to be applied to any Kalitta Air flight or operation.

As part of the Transportation Security Administration (FACAOSSP),under Section 1.2.D,Kalitta Air must inform its au-thorized representatives of the requirements governing:

Sensitive Security Information

According to Title 49,Code of Federal Regulations(49 CFR)Part 1520,no Sensitive Security information may be re-leased without the written permission of the TSA 49 CFR Part 1520 governs the maintenance, safeguarding,and disclo-sure of records and information that TSA has determined to be Sensitive Security Information,as defined in §1520.5.

49 CFR 1540.103 Fraud and Intentional Falsification of Records.

No person may make,or cause to be made,any of the following:

1. Any fraudulent or intentionally false statement in any application for any security program,access medium,identification medium,or amendment under this subchapter.

2. Any fraudulent or intentionally false entry in any record or report that Is kept,made,or used to show compliance with this subchapter or exercise any privileges under this subchapter.

3. Any reproduction or alteration for fraudulent purposes of any report,record,security program,access medium,or identification medium issued under this subchapter.

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18 USC 1001

1.Except as otherwise provided in this section, whoever,in any matter within the jurisdiction of the executive,legis-lative,or judicial branch of the Government of the United States,knowingly and wilfully-

A. falsifies,conceals,or covers up by any trick, scheme,or device a material fact;

B. makes any materially false,fictitious,or fraudulent statement or representation;or

C. makes or uses any false writing or document knowing the same to contain any materially false, fictitious,or fraudulent statement or entry shall be fined under this title,imprisoned not more than five years,or, If the offense in-volves International or domestic terrorism (as defined in section 2331),Imprisoned not more than eight years,or both.

49 CFR 1540.105 Security responsibilities of employees and other persons.

1. No person may:

A. Tamper or interfere with,compromise,modify, attempt to circumvent,or cause a person to tamper or in-terfere with,compromise,modify,or circumvent any security system,measure,or procedure implemented under this subchapter.

B. Enter,or be present within,a secured area,AOA,SIDA,or sterile area without complying with the sys-tems,measures,or procedures applied to control access to,presence,or movement in such areas.

C. Use,allow to be used,or cause to be used,any airport-issued or airport-approved access medium or identification medium that authorizes the access, presence,or movement of persons or vehicles in secured areas,AOAs,or SIDA in any other manner than that for which it was issued by the appropriate authority under this subchapter.

Party B’s Responsibilities Include:

1.Ramp Security Activities:personnel must be familiar with access control,employee Identification, and challenge procedures while providing services on the ramp or onboard Kalitta Air,LLC.,aircraft.

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2. Emergency Notification:In case of a threat or reportable incident Involving air transportation,notify Kalitta Air,LLC.,Ground Security Coordinator,and our Operations Control Center at+1734-484-0088.

3. Cargo Inspection:during cargo reception,pallet buildup,or aircraft loading,employees must conduct inspection of all non-exempt pieces,and employees must be familiar with and conduct exterior visual Inspections of all cargo being palletized,checking individual cargo visually for signs of tampering,exposed wires or leakage;Inspection of pallets staged and ready for loading also require the same visual exterior inspection;any such signs must be reported immediately to appropriate authorities as well as Kalitta Air,LLC.,supervisors and managers on duty.

4. Access to Cargo:employees must control access to cargo and report any suspicious activity.

5. Cargo Screening:

A ..For all cargo offered for transportation aboard Kalitta Air, LLC.,in accordance with our US-Transportation Security Administration security program and all applicable security directives or emergency amendments.

B. Due to changes made by the International Civil Aviation Organization (ICAO),effective June 30,2021, the US Transportation Security Administration(TSA) requires all cargo departing from the US to be screened for explosives.This applies to Passengers as well as All-Cargo aircraft.

6. Security Threat Assessment (STA):All employees and authorized representatives with unescorted access to car-go that will be transported on Kalitta Air,LLC. aircraft are subject to and must successfully complete a Security Threat Assessment(STA)

7. instead of a Security Threat Assessment,any one of the following will be accepted:

A. A criminal history records check(CHRC)was completed per 49 CFR 1542.209,1544.229,or 1544.230,including a name-based review conducted by TSA.

B. The HAZMAT Threat Assessment Program (49 CFR Part 1572)is evidenced by a current commercial driver’s license with hazardous materials endorsement Issued within the 50 states or the District of Columbia.

C. A current Transportation Worker ldentification Credential (TWIC)In accordance with 49 CFR Part 1572, Credentialing and Security Threat Assessments.

D. A current Free and Secure Trade(FAST)card issued by US Customs and Border Protection (CBP)under the Free and Secure Trade Program.

E. A current identification(ID)media Issued by an airport operator regulated under 49 CFR Part 1542. F.For personnel outside the United States,another Security Threat Assessment was determined to be comparable.

8. Training:all employees and/or authorized representatives responsible for the general acceptance and/or handling of cargo or applying any measure of the FACAOSSP must be trained and have completed an approved security training course along with annual recurrent security training and must be knowledgeable of their security responsibilities. By signing below,agrees to assume the responsibility of accepting and screening all cargo offered for transport aboard Kalitta Air,LLC.,aircraft in accordance with our approved TSA security program and all applicable security directives or emergency amendments or the host country’s security requirements which are more restrictive.

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Appendix C

1.1 In view of the special nature of Party B’s consigned goods, such as timeliness and safety, Party A shall not detain or retain Party B’s consigned goods or take other actions that endanger the safety and timeliness of the consigned goods for any reason. Party A shall ensure that its employees, sub-agents and agents shall not engage in the aforementioned acts.

1.2 If all or part of Party B’s goods cannot be shipped according to the original scheduled flight due to flight cancellation or delay, Party A shall, with Party B’s confirmation, ensure that the goods are loaded on the nearest direct flight or the nearest connecting flight (the one that arrives at the destination airport the fastest shall be given priority; if they arrive at the same time, the direct flight shall be given priority).

1.3 If Party B needs to add or change flights due to Party B’s reasons, resulting in a temporary change in the price of the service provided by Party A, Party A shall obtain Party B’s written approval before loading the flight, otherwise Party B will charge the lower price before and after the price change.

1.5 Party B shall not be liable for flight delay or cancellation if the flight delay or cancellation meets one or more of the following circumstances:

(1) force majeure; (2) Party A fails to perform its obligations and responsibilities under the Framework Agreement and/or this Agreement.

1.6 ULD Type and Load

Type	Base weight(KG)	Maximum weight(KG)	Number of cartons that can be loaded	quantity
Q7	2976	3500	155	8
Q6	2552	3000	133	3
LD	1956	2500	102	4

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